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                                VOTING AGREEMENT

                VOTING AGREEMENT (this "Agreement"), dated March 13, 1999 by and between El Paso Energy Corporation, a Delaware corporation ("Parent"), and Selim K. Zilkha, in his individual capacity and in his capacity as trustee of the Selim K. Zilkha Trust, and Michael Zilkha (collectively, the
"Stockholders").

                                    RECITALS

                A. Parent and Sonat Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan Merger of even date herewith (the "Merger Agreement") providing for, among other things, a business combination between Parent and the Company.

                B. As of the date of this Agreement, the Stockholders own beneficially and of record the shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), set forth opposite their respective names on Exhibit A (the shares of Company Common Stock owned by each Stockholder are referred to as such Stockholder's "Owned Shares").

                C. As an inducement and a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement.

                D. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

                E. This Agreement and the Merger Agreement are being entered into simultaneously.

                NOW, THEREFORE, in consideration of the execution and delivery by Parent of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and intending to be legally bound hereby, the parties agree as follows:

                1. Voting Agreement. Each Stockholder hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, he or it shall (i) appear at the meeting or otherwise cause his or its Owned Shares, together with any shares of Company Common Stock acquired by such Stockholder after the date of this Agreement, whether upon the exercise of options, conversion of convertible securities or otherwise (such acquired shares, together with such Stockholder's Owned Shares, are referred to herein as his or its "Shares"), to be counted as present thereat for purposes of establishing a quorum, or (ii) vote his or its Shares, or cause his or its Shares to be voted, in favor of the approval and


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adoption of the Merger Agreement and the transactions contemplated thereby, and any action required in furtherance thereof, if the Merger Agreement (as in effect as of the date hereof and amendments thereto that do not effect a change to the transactions contemplated thereby as of the date hereof that would materially and adversely affect the Stockholders) and the transactions contemplated thereby are presented at the Company Stockholders' Meeting.

                2. Irrevocable Proxy. As security for the Stockholders' obligations under Section 1 hereof, each of the Stockholders hereby irrevocably constitutes and appoints Parent as his or its attorney and proxy in accordance with the provisions of Section 212(c) of the DGCL, with full power of substitution and resubstitution, to vote the Shares at any Company Stockholders' Meeting, however called, as and to the extent provided in clauses
(i) and (ii) of Section 1 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to his or its Shares that he or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted (and if granted, shall not be effective) by any Stockholder with respect thereto, other than for the sole purpose of voting Shares as contemplated by Section 1 hereof.

                3. Termination. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

                4. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

                (a) Organization; Due Authorization; Enforceability. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

                (b) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent will not constitute a breach, violation or default (or any event which, with notice or

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lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Parent is a party or by which its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of Parent to perform its obligations hereunder.

                5. Representations and Warranties of the Stockholders. Each Stockholder hereby severally and not jointly represents and warrants to Parent as follows:

                (a) Organization; Due Authorization; Enforceability. Such Stockholder has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

                (b) Ownership of Shares of Company Common Stock; Voting Rights. Except as set forth on Exhibit A, such Stockholder owns, of record and beneficially, the shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A. Such Stockholder has sole voting power with respect to his or its Owned Shares. Except pursuant to this Agreement or as set forth on Exhibit A, such Stockholder's Owned Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of such Owned Shares.

                (c) No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by such Stockholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any note, bond, mortgage, indenture, deed of trust,

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license, lease, agreement or other instrument to which such Stockholder is a party or by which his or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Stockholder to perform his or its obligations hereunder.

                6. Covenants. Each Stockholder hereby severally covenants and agrees as follows:

                (a) Such Stockholder hereby agrees that, while this Agreement is in effect, and except as contemplated hereby, (i) not to grant any proxies, powers of attorney or other authorization or consent, deposit any shares of capital stock of the Company into a voting trust or enter into a voting agreement with respect to any such Shares and (ii) not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his or its obligations under this Agreement.

                (b) Such Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of new shares of capital stock acquired by such Stockholder, if any, after the date of this Agreement.

                (c) Such Stockholder shall immediately cease any discussions or negotiations with any parties other than Parent that may be ongoing with respect to a Takeover Proposal. While this Agreement is in effect, such Stockholder shall not (i) solicit, initiate or encourage any inquiries or the making of any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal, except to the extent such discussions or negotiations are participated in by the Stockholder in his capacity as a director of the Company in accordance with the terms of the Merger Agreement.

                7.   Miscellaneous.

                (a) Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                (b) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                (c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

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                (d) Notices. All notices or other communications under this
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                         If to a Stockholder:
                         to the address set forth beneath the
                         name of such Stockholder on Exhibit A

                         If to Parent:

                         El Paso Energy Corporation
                         1001 Louisiana Street
                         Houston, Texas 77002
                         Attention:  General Counsel
                         Telecopy No: (713) 420-4993

                         With a copy to:

                         Fried, Frank, Harris, Shriver & Jacobson
                         One New York Plaza
                         New York, New York  10004
                         Attention:  Gary P. Cooperstein, Esq.
                                     Warren de Wied, Esq.
                         Telecopy No.:  (212) 859-4000

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                (e) Assignment; Binding Effect; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement (including the obligations of each Stockholder under Sections 1 and 2 hereof) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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                (f) ENFORCEMENT. THE PARTIES HERETO AGREE THAT IRREPARABLE
DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT, SUBJECT TO THE NEXT SENTENCE,THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF DELAWARE OR A DELAWARE STATE COURT.

                (g) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                (h) Registration Rights Agreement. Parent agrees and acknowledges that the rights of the Stockholders set forth in the Registration Rights Agreement, dated as of January 30, 1998, by and among the Company and the Stockholders and the Selim K. Zilkha (1996) Annuity Trust shall continue in effect after the Effective Time, and after the Effective Time, Parent shall comply with the obligations of the Company thereunder as if it were the Company.

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                IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                      EL PASO ENERGY CORPORATION

                                      By:  /s/ Britton White Jr.
                                          ------------------------------------
                                           Name:  Britton White Jr.
                                           Title: Executive Vice President

                                           /s/ Selim K. Zilkha
                                          ------------------------------------
                                           Selim K. Zilkha, as trustee of
                                           the Selim K. Zilkha Trust

                                           /s/ Selim K. Zilkha
                                          ------------------------------------
                                           Selim K. Zilkha

                                           /s/ Michael Zilkha
                                          ------------------------------------
                                           Michael Zilkha

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                                   EXHIBIT A

      STOCKHOLDER                       SHARES(1)               MARGIN(2)
      -----------                       ---------               ---------
Selim K. Zilkha Trust                   14,116,816              319,091
Two Houston Center
909 Fannin, Suite 2900
Houston, Texas  77010

Selim K. Zilkha                         2,100(3)                --
Two Houston Center
909 Fannin, Suite 2900
Houston, Texas  77010

Michael Zilkha                          8,814,664(3)            412,364
Two Houston Center
909 Fannin, Suite 2900
Houston, Texas  77010




------------------------------


1 Includes shares held in such Stockholder's margin account.

2 Such shares are held on a margin account subject to the terms of an Individual Account Agreement between Goldman, Sachs & Co. and each Stockholder.

3 Includes 2,000 shares of restricted stock granted to such person under a stock plan for directors on April 1, 1998. The 2,000 shares vest in five equal increments of 400 shares each on each anniversary of the original grant, provided that all shares vest immediately upon a change of control of the Company. The Stockholder has the right to vote all 2,000 shares.

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